UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2023, the board of directors (the “Board”) of Identiv, Inc. (the “Company”) unanimously approved an amendment (the “Amendment”) of the offer letter agreement dated as of September 14, 2015 by and between Steven Humphreys, Chief Executive Officer of the Company, and the Company (the “Employment Letter Agreement”). In approving the Amendment, the Board noted that it had not adjusted Mr. Humphreys’ salary since he entered into the Employment Letter Agreement in September 2015, including when he voluntarily elected to receive his compensation in stock instead of cash.

Pursuant to the Amendment, Mr. Humphreys’ annual base salary shall be $550,000 effective as of September 1, 2023 and his variable quarterly bonus target shall be $100,000 effective October 1, 2023. Mr. Humphreys’ base salary and his quarterly bonus (to the extent earned) will continue to be paid entirely in the form of common stock of the Company, except for amounts withheld in cash to cover taxes and other voluntary and involuntary payroll deductions and withholdings. The quarterly variable compensation will be based on performance metrics established by the Board.

In addition, the Board approved a reinstatement and modification of a prior conditional restricted stock unit (“RSU”) commitment to issue as follows: in the event of (i) a sale or merger of a material business unit at a price and on terms determined by the Board to constitute a qualifying transaction or (ii) a Change of Control (as defined in the Employment Letter Agreement) (each, a “Corporate Event”) within four years (i.e., prior to October 4, 2027) and subject to Mr. Humphreys’ continued employment with the Company, except as provided in the Amendment, the Company will grant Mr. Humphreys 365,000 fully vested RSUs, effective as of immediately prior to the consummation of the Corporate Event, which will settle for either stock or cash upon the consummation of the Corporate Event, in accordance with the Amendment. This commitment follows the recent expiration of a previous commitment to issue 365,000 vested RSUs in the event of a Change in Control occurring prior to August 2023.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Amendment to Employment Letter Agreement dated as of October 4, 2023 between the Company and Steven Humphreys.

104	Cover page Interactive data file (embedded within the inline XBRL document).

*	Denotes management compensatory contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

October 11, 2023	By:	/s/ Justin Scarpulla
Justin Scarpulla Chief Financial Officer